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Podcast

On December 8, 2022, Howard Lindzon published an episode of the “Panic with Friends” podcast titled: “Sami Issa of W3BCLOUD: Lessons Learned Post-FTX Fraud and Continuing to Build the Infrastructure for the Next Iteration of the Internet (EP.231).” A transcript of the podcast episode is provided below.

TRANSCRIPT

[Music]

SAMI: Hi this is Sami Issa, CEO and co-founder of W3BCloud, [Music] and I’m panicked about the holidays and all the upcoming activities [Music]

HOWARD: The old Nutster, the K-Nut, Knute Rokne

KNUT: That’s me, I will respond to pretty much every version of my name.

HOWARD: How are you buddy?

KNUT: I’m good! Yourself?

HOWARD: I am worn out, there is a panic in Crypto. You know when we started Panic With Friends, if that’s still the name…

KNUT: It still is.

HOWARD: …there was a panic in the stock market.

KNUT: Yes.

HOWARD: I don’t think people cared about Crypto, um, there was a Crypto bear Market I think going on, so people were just panicked about everything else. And here we are in uh late 2022, and it’s a complete meltdown in Crypto. Stock market is weak and teetering, but it is the Crypto market, and I still will call it Crypto, I’m leaning into the word Crypto because that’s what people in the industry, you know, are leaning into the word Crypto, I just call it more internet but anyways there is a panic.

KNUT: Yup.

HOWARD: This is not like 2000, March 2020. I have no idea what to make of it, because of the recent fraud uncovered at FTX which we’ll we’ll talk a little bit about you and I, but I still don’t fully understand Crypto. I understand machines, I understand the idea of decentralization, the idea of it, we haven’t seen it in a great way, I understand the idea of a risk, as we’re seeing people learn quickly around Crypto, but um, I just need to like a gut check um I’m lost. And, you know the people that I follow in this space, you know, don’t have the answers, and there’s just a cascading problem going on. Have you followed this at all?

KNUT: A little bit yeah, but it just seemed like it was ready for a reset, we’re having a pretty serious one right now, and in not too long it’ll be working its way back up again.

HOWARD: Yeah, well, I don’t know about that, look at you I mean we need a disclaimer on Knut, on the Newt’er! So I’m I’m shaking Knut, so I’ve spent the last weeks backtracking through my own mistakes here, we had Sam, uh fraud Sam on on the podcast.

KNUT: Sam Bankman-Fried, yeah.

HOWARD: We had him on the podcast, I’ve listened to it again, Pete’s listened to it again, I don’t think you have, But I listened to it again, just looking for for anything. This is like, I think 18 months ago…

KNUT: Yeah.

HOWARD: …so he wasn’t quite famous, it was definitely popping up in mine, but he wasn’t quite at the fame that, uh he had a couple months ago, and now infamy. So I um am stressed because I, I know the people involved, and not well, but I I’ve met Sam, and know a lot of people on the team that have since resigned. I’ve talked strategy with Sina, we love Sina, we had him on here, we we, he hasn’t been able to come out of his bunker, he resigned, but I can’t bug him, you know he’s he’s dealing with stuff that’s bigger than I can, that’s, you know I was just kind of a distant friend, uh in that we had a business relationship, and we talked strategy we had him on the podcast but, you know he wasn’t involved in the day-to-day of this business. So, I I don’t have answers, um I’m completely perplexed, I will say I’m grateful that the mistakes that I’ve made have just affected mostly me. My own personal I I didn’t uh, you know my job as a day job is to manage LP money and I make plenty of mistakes doing that but, um as luck would have it, most of my exposure to this is personal, if at all. So uh you know my investment in Multicoin, you know I’ve long not understood owning these these these tokens and I definitely don’t own Crypto myself, um other than a little bit in in Coinbase, a really insignificant amount, because I don’t understand the um storage of it and the passwords and everything.

So I I need to make sense of this because I am super super bullish on the feature or whatever we’re going to call it this layer of Web3 and Crypto. Because they’re they’re solving some real problems for people like me and so I will repeat, like when I started Stocktwits, I wish I knew what I knew now, I wish my investors and it’s not fully their job and it’s easy for me in hindsight said ‘Howard you know when you build a Web2 company, it’s going to be an ad-based business, you’re going to spam up the yin yang, you’re going to um have to hire a ton of Engineers and, um Good Luck.’ So, Web3 for me, if I was starting Stocktwits today, I think about everything as I would start in Web3 for me solves a lot of different things that I wouldn’t have to do in a Web2 world, which is offloading a lot of engineering to the Blockchain and the community, and figuring out a business model for my business much sooner. Because that era of Web2 was pretty much behind us now. And why I say it’s behind us is, Apple’s crushed Facebook in many ways and clogged the pipes up for for people to grow, small businesses to grow, and we have five percent interest rates.

So in that world, where does Crypto fit in. I am super bullish uh in terms of now finally playing with this. I’m trying all these different products around NFTs and communities, but um I haven’t really plunged hard with my own money. So, so that’s important to me. You know, you as a ad guy, and a marketing guy and an artist, um it’s it’s interesting, but it’s still fringe.

KNUT: Right.

HOWARD: And so we have this giant reset, I think that you called it, but beyond this reset we have this reset of the internet in ‘99, 2000, and it lasted four years, and from that came Web2. And now we have a complete reset. It could be interest rates, it could be de-globalization, all the things we’ve talked about with guests, but it’s also now what’s the platform? Like how does the internet get to the next level beyond the Apples, the Googles, the Amazons and Microsofts—the Gatekeepers.

And so I think a few weeks ago we had Sami on from W3BCloud, so I called Sami, I said listen Sami, a lot of things have changed since we recently chatted. It’s unbelievable that you know the Panic that’s ensued, so I want to have Sami on just to talk about what the world looks like post FTX fraud, post this centralized breakdown of exchanges, um and talk about, you know, what the future could look like. Because infrastructure, which is where you know Sami and the team are focused on, still has to happen, if if the next set of winners and entrepreneurs can build on this we need infrastructure. So I think that’s the segue, I have a different set of questions and discussions for Sami, who’s just been in the hardware side of this and in the machine side of this and the infrastructure side of computers for a very long time, so I think it’s a good time to not just talk about W3BCloud, the company, but like what do we see going ahead, for people that are still interested in this. Are you okay with that?

KNUT: That sounds great, first I’m going to play this disclaimer:

DISCLAIMER (read by HOWARD): Social Leverage Acquisition Corp, SLAC, which is a company, as you know I’m CEO of, has announced a proposed merger with W3BCloud, and as I said I’m CEO of SLAC, and Social Leverage Fund 4, one of our funds, our latest fund, where I’m a GP, is a shareholder, a member of the Sponsor Group. That doesn’t mean we can’t talk about it, but in the interest of transparency and full disclosure, listeners should be aware that I have a direct and indirect economic interest in SLAC, and its proposed merger with W3BCloud.

SLAC has filed a preliminary proxy with the SEC relating to its proposed merger with W3BCloud that contains important information about the transaction and these and other potential conflicts of interest. This document is publicly available at www.sec.gov.

HOWARD: So, let’s get uh Sami on the horn!

[Ring tone]

HOWARD: Sami!

SAMI: Hello hello.

HOWARD: You’re following a disclaimer, we rarely, we have disclaimers at the beginning and the end but this is like a real disclaimer because we’re friends, and we’re doing business together, and but I need your help.

SAMI: I’m here for you my friend, it feels like we’ve talked like a decade ago.

HOWARD: An hour is a decade in the Web3, and maybe one day an hour will just be an hour, but um a lot to digest here in in late 2022, and the first thing is, you know I’ve been I’ve been pretty tough on myself as I should be because it’s hard to spot fraud. Especially when it’s not my job. If it’s my own money, yes it’s my job to spot fraud, but I think part of my reliance on the system, and this is on me, is that people with more money than me should do more work. And as a reminder again, because it’s been a while since Bernie Madoff, that people that put in more money after you don’t necessarily do the work. So, in in that world where I got to take responsibility for my own mistakes and it’s my own money, where does regulation now fit into the Crypto equation in your opinion?

SAMI: Well I mean, look we are all heartbroken um by by the events that unfolded over the past weeks…

HOWARD: yeah.

SAMI: …uh a huge a huge shock for sure, but let’s just make sure we understand what’s going on here. Um this is a centralized exchange, I’m sure everybody heard that before, but it’s important to repeat, this is a centralized exchange, I call it the centralized wrapper on top of decentralized technology and decentralized assets.

HOWARD: Yep.

SAMI: …and centralized exch.. wrapper has the same risks associated with any centralized entity, so based on decision making of a few individuals, uh you can you can destroy value, and you can destroy substantial value and this is what we have seen with the FDX enclosure. If any one of us have um Crypto on the Blockchain, and you own the custody, so you’re not giving out the keys to anyone else, you would have not been impacted by this implosion.

HOWARD: Correct.

SAMI: You will be impacted by the price of the assets for sure and and the quality of the assets you have in your portfolio, but you would not be impacted by the decision of a few people that led to the implosion of FTX, so it’s very very…

HOWARD: which is kind of the main point that this started.

SAMI: …absolutely, the whole idea behind decentralization is removing the intermediary and removing the power of a central decision maker, one or two or few, uh uh and and the potential impact if a decision is made wrong or fraud uh was implemented. So, the decentralization is meant to de-risk all that and a lot of people have, significant amount of digital assets um through a Metamask, or a other non-custody based wallet, and again they’ve been impacted by the price of the assets only and and have not suffered the losses that so many investors and people have suffered as a byproduct of the FTX implosion, so it’s important to understand that.

[Music]

SAMI: It’s clear that regulators and the entire government has taken a note and we have seen a lot of activities recently, so and I’m sure this is going to unfold in a pretty significant way over the coming few years.

Um you know I think a core tenant should be that you cannot use consumer money for other purposes. I mean it’s a fundamental 101, and in any investment thesis, you can’t co-mingle funds, uh that that should not be too difficult to do, to imagine…

HOWARD: I don’t think anybody could have predicted that part no but yeah once once a once a fraud unfolds you don’t even want to know.

SAMI: …so you know whether you’re in a centralized exchange or whatever it is that you are, even if you have, if you if you had any audit entity before they speak to you, they’ll tell you, this is the first thing they will tell you, so you know if you get audited by anyone, if you’re going to do audited Finance, this is going to be, you know, 101. But that should be clearly regulated perhaps, that uh, you know we cannot co-mingle etc. I’m sure the Regulators will come up with a very thoughtful list of regulations to de-risk situation like this in the future. I hope the Regulators come with a balanced view because the last thing we want is to drive Innovation away, but we also want to protect investors and protect the consumer, so there has to be balance. If anyone thinks in the in the Web3 space, or the Crypto space, that our industry is going to scale without regulation, they’re dreaming.

HOWARD: Dreaming.

SAMI: They’re dreaming. Regulation is necessary, we want regulation, we welcome it, it’s the only way that that we can scale, and perhaps this is this Silver Lining here is maybe twofold, one, um you know people understand the difference between centralization and decentralization.

Two, a a balanced, thoughtful regulation regime comes out of that.

HOWARD: Yeah cause we’re gonna, you know, people that don’t understand say, well, now my money is not safe at Schwab or Robinhood, and at some level they’re right, because if you remember 2008, uh depends how much money you have in these, but there’s only so much regulation can do, but we don’t even have the beginnings of the beginnings of that, at least in the U.S.

SAMI: Yes correct, I mean this is why the United States is the destination for majority of the world’s money is because we have solid regulation, we have um maximum transparency, that you can see in the world, uh that’s why we are, you know, enjoying the largest Capital Markets in the world because of Regulation and the transparency. Now, you know I mean, there is always going to be the Madoff’s, unfortunately, because human beings are sometimes genius in in the wrong direction, uh but you need regulations you need regulations to scale you need regulations to give people confidence that their money is uh is safe um, it has to happen.

HOWARD: What’s the incentive, this is me as a cynic, because I’m still bullish, and I’m just saying it out loud, what’s the incentive for the U.S. to regulate, uh because it can just be a giant you know, if you want protection, deal with stuff that U.S is regulated, stand in line. Them slow playing this, or never getting to this, because the system isn’t broken in many, at least to the to the powers that be in government, the Mighty Dollar.

SAMI: Well I mean look, a lot of the Innovation comes from the U.S. and we don’t want to push innovators and Innovation and business models outside of the country. As we speak, a significant portion of centralized Exchange Trade occurs outside of the U.S. I think uh Brian, CEO of Coinbase, said that on one of the interviews which has really surprised me, uh but that’s the reality now. So, do we want to push this Innovation outside of the United States, I don’t think so. We need regulations, we need a uh a fair and balanced playing field, we need the innovators to have the confidence to innovate and create ton of value for themselves and therefore shareholders, and we don’t want to lose that that market segment or any of the innovation that market segment uh outside the country.

HOWARD: Yeah, okay so we beat that. I agree with you a 100 percent. I’m cynical, but like JP Morgan, what you said, just announced…

SAMI: Yeah.

HOWARD: ....what’s the trademark they just did?

SAMI: JP Morgan just trademarked a JP Morgan Wallet. Uh and and you know I mean decentralized entity when JP Morgan is a trusted destination, I mean nobody, not one of us, doubt JP Morgan, so if you need a decent a centralized entity to deal with Crypto, you’re probably are going to go to the Schwab’s of the world or the JP mortgages of the world, uh you already have money there so you might as well just pivot to the next uh class of assets.

HOWARD: Yes, so the cynic in me hates us but the actual we should be cheering that they’re embracing it.

SAMI: Yeah look, I don’t think I I don’t think any of the institutional investors and or investors broadly, and most certainly Crypto and Web3 people, have lost faith in Crypto. I think, uh this is obviously a very significant setback and again it’s heartbreaking for all of us who were completely shocked by it. Uh, but that that is not a testimony or a verdict on a technology, in fact if anything, it really, in essence kind of highlights the thesis. Decentralization is powerful, and if you know how to deal with it, you can protect and de-risk situations like this in a very very significant way.

HOWARD: Yeah. Well put. And so I want to flip, I had this for later, but let’s let’s go right to it with the JPMorgan thing. I hypothesize, again this is the genius, evil genius, or just of of Warren Buffett you know and his 40 percent expression of how he thinks about the future, in Tim Cook and Apple saying, ah you know deep down he has that bet against calling Bitcoin rat poison, um is really looking good. Meaning, you know he wins again, he can boil up the mustache and twirl it like Dipsy Doolittle and say, I told you so, he’s not like that, but what his expression of Apple could be, and I’ve said this a few times, is that if Crypto matters, Apple is going to solve it, or Goldman’s gonna solve it, and now we need them. Like I’ve always said, that it’s going to be easier for me to start a Web3, like something, that relies on decentralized wallet, with a brand like Apple or Google Wallet. Does that make you cringe or is that the future.

SAMI: [Laughter] Uh, I think what needs to happen now is, the non- custody wallets need to…

HOWARD: Explain that.

SAMI: …so non-custody wallets basically, I mean the the most popular one is the wallet called Metamask, which is under consensus. Um, and they are in essence a window to the Blockchain. The Blockchain language is difficult for you and I and most people to understand, so you need a translator. So Metamask is an is an example of a translator. It translates Blockchain language into language that you and I and most of the world can understand.

HOWARD: Like a browser.

SAMI: Like a browser, that basically tells you what, you know, how many Bitcoins you have, how many Ethereum you have, how many of the different digital assets that you hold, by looking at the Blockchain, and finding your address, and basically reading the the value in each one of these different addresses.

HOWARD: Right.

SAMI: But it doesn’t hold the keys to your tokens, meaning that it they don’t…

HOWARD: No one can steal them.

SAMI: No one can move them, no one can lend them, no one can do anything to them, you own the keys. You own the keys, and you use a wallet, like a Metamask, a non-custodian wallet, like a Metamask, and there are many examples in the market, but as I mentioned, this is the most popular, to see what you have on the Blockchain. Now the the downside of that, the reason that this hasn’t scaled dramatically, is because you have to remember your keys, and if you forget your keys, you lose your tokens. And there is no way to recovery, And we are not used to that as you know…

HOWARD: Can I give them to Knut, cause I don’t trust Knut. [LAUGHTER] So is that like that’s enough… that’s a window into hell.

KNUT: Thank you.

SAMI: You can most certainly give them to Knut…

KNUT: I’ll take them!

HOWARD: I guess you should give them to your divorce attorney if you’re married but um that would be the fail safe.

SAMI: That’s probably unadvisable, but yeah I mean, that’s that’s the whole, we are not used to this, we are…

HOWARD: That’s the big leap for me which is why I trusted, for right or wrong, a third party to just take their two and twenty, and then I’m being proved wrong, which is, you know, if you really want to do it you got to do it yourself you can’t outsource this, I mean…

SAMI: Correct.

HOWARD: Okay.

SAMI: So once you trust a centralized entity, like for example FTX or others, um…

HOWARD: Fraud. Theoretically.

SAMI: …um yeah, I mean you can log in and see your your Crypto, uh but in reality they are not in your ownership, and they can do anything and everything they they need to do to make money on those Crypto assets that they have from you, and they can lend them, they can you know…

HOWARD: Or just take them.

SAMI: [Laughter] That should not be allowed.

HOWARD: Yeah, I agree, but they can do that!

SAMI: But that is illegal! That is illegal.

[Music]

HOWARD: So, so, Metamask really is, you know, again I know it, all the chains have their own wallets, but Metamask is probably the biggest brand, they are the Internet Explorer of Crypto so far.

SAMI: Yes, correct. So they have, I don’t know how many they have, like 30-40 million, probably more…

HOWARD: But that’s not enough. We need hundreds of millions.

SAMI: We need hundreds of millions. It’s still hard, I mean even for Metamask, it’s still hard, people have…

HOWARD: What’s hard?

SAMI: Well I mean it’s hard to remember these phrases it’s hard to, the notion of if I forget my password I’m gonna lose my Crypto, it’s terrifying. Because if you forget your password to your email you can reset your password and you’re fine.

HOWARD: But say your password is password 12 times. That’s pretty easy.

SAMI: I mean it actually spits out a weird phrase for you that you have to kind of write down which is really very…

HOWARD: I remember that happening and that’s why I didn’t go further.

SAMI: Yeah, I I am confident that we are going to find a meaningful way to make this simple, and seamless…

HOWARD: Yup.

SAMI: …and and fix this in a way that takes it from you know 20, 30 million people to hundreds of millions of people, and it may be Apple it may be Apple…

HOWARD: Apple won’t do it until… why is… seriously the genius of Buffett and Apple. Why be, why innovate, wait until someone gets to 100 million and either buy or copy it. Wait till the market exists like Apple’s job isn’t to create new markets. I know in a perfect world we want them to, but they got to focus on the phone and the watch because they got to pay the bills and keep Warren happy.

SAMI: I mean look, reality is Apple makes ton of money on the businesses that they have innovated already, so there is a barrier to entry for them to take risk on other businesses, I get that.

HOWARD: Correct.

SAMI: Um uh, however, you and I know, and Knut, from history, that many giants have been displaced by a new innovator. I mean especially in technology we have seen this over and over again.

HOWARD: Yeah.

SAMI: Even in our lifetimes, right but if you need extend their lifetime, so there is a point at which giants are going to Apple, and the likes, are going to have to participate in a promising technology when it gets to a particular size and maybe this is what Buffett is betting on, is that, like you said, Buffett is saying, look, if this is going to be important I’m sure Tim Cook and the team are going to do something about it.

HOWARD: Correct. This is, we’re in this in-between zone it sounds like, where we need infrastructure, which is what you’re working on, we need capital, we need AMDs and the other companies to to at least build for this, because we need them, like this could shake them, I don’t need the aggravation, I’d rather just sell gaming consoles. So, like whoever’s building for this, they got to be having their own stressful moment, is this going to be worth it in the end.

SAMI: Yeah I mean, every every company in the technology space is looking at the Crypto space and on the Blockchain space, to varying degrees, and AMD has recognized the opportunity here many years ago, and wanted to be as close as possible to what’s happening in that in that sector so, if you’re a technology company, and you’re not looking at all at this space, I think you probably would regret it, even if you’re not technology company and you’re not looking at that space you’ll regret it. This is similar to AI a few years ago.

HOWARD: Yeah.

SAMI: You know, Artificial Intelligence in 10 years ago when, I mean AI has been in theory for decades in in all the Masters and PhD Theses, but in practice it started to come around 2014, 2015 with IBM Watson, and uh, I mean, now you cannot be a company that, not only a technology company can’t be a company, that is not exposed to AI in some way or some fashion.

HOWARD: And now, companies are just bastardizing that by just throwing AI on their Twitter feed, or their blog, or their website, because they have to. So now we’re in that phase where they have to do it, it feels like Crypto just got ahead of that mode. Okay, so here we are, we’ve got to teach people about these windows and how to truly understand that this was about, the original idea was about decentralization, and you know, in November 2022, most people had fallen prey to centralization.

SAMI: Yeah.

HOWARD: So we need the regulation. I think the JP Morgan news, the trademark news, is interesting, because it’s going to wake up other people to do it, and it’s the beginning of the beginning for what America probably needs. This is such an interesting idea, that NFTs and the Blockchain, such an interesting, I don’t know how big it is yet, but it’s such an interesting idea, because I finally get it. You know, I don’t necessarily like, need to store Bitcoin, luckily I’m an American, I don’t really need to store anything with a Passkey yet, but I want to! Like I want to have a change Purse a a true internet wallet, that doesn’t answer to Coinbase or Sam Bankman-Fried, or if it does own to Coinbase, that I’m insured that I can keep enough money in my internet wallet, that I’m insured against fraud…

SAMI: Yeah.

HOWARD: …you know, and I want to do this, right Knut, like we want this…

KNUT: I think so yeah.

HOWARD: …yeah kids play video games, kids put quarters into gum ball machines for 50 years knowing that the gum ball would come out for the quarter, or they’d smack it and break it and and yell and complain, but it only got a quarter, so if the machine stopped working you wouldn’t put more quarters in it. And I think we’re at that phase right now, where the file is just so interesting.

SAMI: Yeah, I think, look I think the whole world needs this. I mean we in this country, we are lucky, because we don’t, I mean uh you know we we are we are seeing inflation, but we don’t suffer hyper inflation like you see in other economies, and um having, you know, ownership and custody of your money, especially if you could convert it to another currency for instance, and protect it from uh, degrading profoundly, uh is is of massive value for the entire world. It’s not just an investment thesis, I think you could see it as potentially survival, or for many, uh outside of the U.S. [Music]

HOWARD: So Sami, walk me through, because now we’ve covered what happened, and given a good explanation. The good news is, there’s only 30 million Metamasks, meaning if you go into Web3 today, you know more than 99 percent of people before you. So you’re ahead of still 99 percent of the population. And, you got to see fraud, get to learn about decentralization versus centralization. Ethereum is probably going to be under a thousand, Bitcoin’s at 15 000 as we speak, it was sixty thousand, so you’ve missed almost nothing. Crypto was a two trillion dollar market cap a year ago, and is now 800 billion, so it’s still tiny. But it’s still up 30 times since 2013, so if people thought this was going to kill it—it isn’t. Doesn’t mean Bitcoin doesn’t go to a thousand and Ethereum doesn’t go to 10, but the point is these Blockchains, I’m so intrigued by it. I haven’t figured out fully where I’m going with this, but like, this is day one again. Now, I’m old, but if you’re 25, what a great chance to start again, knowing what the power of this is. So, knowing that, what is infrastructure to this, and just walk me through compute, and what a machine does, and why it’s important that we invest in the infrastructure.

SAMI: Absolutely. So the whole idea behind decentralization is removing the intermediary, so what Bitcoin showed us, is that you can actually create a significant settlement infrastructure that requires significant compute actually, and and transact trillions of dollars uh for 14 years now without the need for a JP Morgan or Schwab in the middle right, but there’s no intermediary in the middle. The idea is that this is going to become a a very interesting characteristic for many other use cases not just settlement. So, you know, storage, uh uh social media, all the activities and all the use cases you see in Web2, every one of them are going to consider a decentralization path because of the, because what we have seen from the power of decentralization through Bitcoin for example or Ethereum.

HOWARD: Yep.

SAMI: All that needs compute. All that needs massive physical infrastructure to run. None of these use cases are going to run on your phone or your watch or your laptop, they need Data Centers. And physical infrastructure is where W3BCloud plays, we are in a business of building those data centers for the decentralized internet, and for all the utility protocols that bring value. We we build the custom compute and custom software for them to scale. That’s the business we’re in. That business is essential for the growth and scaling of the Web3 or decentralized Internet, and this business has been proven over the past 10, 15 years now with both Bitcoin and Ethereum, and we think this business model is going to explode as we move forward.

HOWARD: Yes I’m super excited. I’ve been so, you know me like cringe, you’ve had to explain this to me 50 times over the last six months, because I sat across believing because smarter people than me believe, but not fully understanding. I think, now that I’ve had two weeks of hell figuring out where my losses, uh it was a small percentage of my personal net worth which was larger um, I feel like when you dust yourself off here, Ethereum makes complete sense. I don’t know if it’s, you know 721, or it’s some sole, like different type of NFT contract and Bitcoins, even if we just say it’s one use case I’m running away, and I need a stake somewhere, knowing that Metamask, even if it’s complicated, it is at least a window into tracking your internet money pretty damn securely if you if you understand the risk. Um we definitely took some weird roads to get to these three truths or basic things, but what an opportunity to now, with those basic understandings, go to work. But we’ll still need the infrastructure, we still need you.

SAMI: Time to build, it is time to build.

HOWARD: Yeah I think like I said, like Andreessen got that right, but it’s it’s a very loose statement, it’s time to build but it’s also time to have kind of some discipline, and to build a like a business, not just build for the sake of building. But it’s like build with some Integrity build with some vision of what um what people want, and um you know build with some kind of business model. And infrastructure has that built in already like you’ve chosen something that theoretically has a business model right from the get-go.

SAMI: I agree with you 100 percent. All what you said is it should be implied no you know…

HOWARD: But it hasn’t been right and that’s on both sides. The VC’s, the media, uh the founders that we pray to, um we’re all guilty of it right now at this point, it wasn’t just the Zuckerberg movie, it wasn’t just SoftBank, it wasn’t just Tiger. We’re now seeing it at Sequoia and they can fight listen, Sequoia already fired somebody, everybody’s firing the person that uh put FTX on their desk, um that’s easy. You know Sequoia is going to do that, you know whoever’s in that deal’s fired somebody already. Um I can’t fire myself. Um well other people fire me and I go wait a minute I’m the boss, you can’t fire me. So all I can do is talk to smart people and clean myself up, but I think this feels like, I don’t know if we’re a year away, or six months, or tomorrow, uh or five years, it feels like now we’re closer to teaching people. This is fire.

SAMI: Yeah.

HOWARD: Like Bitcoin is fire.

SAMI: Yeah I mean, but look I think it’s I mean this is what you just said kind of to get the thought in my head um I mean we we also probably should look in a minute a bit and ask ourselves, why are we so uh infatuated by fairy tales. Why do we love magic money machine. None of us, any one of us who built a business before, or invested before, knows that there is no such thing as a magic money machine. But we love these fairy tales and we seek them and we magnify them and we amplify them as individuals as media and as investors, as we have seen…

HOWARD: Yeah.

SAMI: …from the FTX implosion.

HOWARD: Yeah.

SAMI: So it’s a moment of reflection I think.

HOWARD: It’s a it’s a wonderful moment of reflection. I appreciate you like spinning this up for me because it’s been a moment of reflection, but like, the basics of this have never been you know stronger. I mean we need some help, we need the government to just, and we need Americans to just realize we are, we’ve got to take some leadership on this.

SAMI: We have to we have to take a leading position on this, we can’t afford to lose leadership on this segment, it would be it would be unfortunate if that’s if that’s the end result.

HOWARD: Okay, well I am grateful for your time my man…

SAMI: Thank you Sir, pleasure.

HOWARD: …and uh I know the holidays you mentioned, are are, I can’t help you there. You’re fu**ed. We’re all fu**ed.

SAMI: I’m panicking.

HOWARD: We had, it’s DNA, we have these people, we can’t choose them. [Laughter] So uh, it can’t be any worse than centralized exchanges, family. Family is one step above centralized exchanges…

SAMI: A 100 percent. Family, I love family, looking forward to it, but I’m very stressed about it.

HOWARD: All right buddy, have a great uh holiday season and I’ll speak to you soon.

SAMI: Same to you my friend. Knut, take care guys.

KNUT: Thank you.

[Music]

HOWARD: Hey.

KNUT: Hey hey.

HOWARD: Knut.

KNUT: It’s always good to hear him explain things because he’s…

HOWARD: Sami’s calm huh.

KNUT: Yeah he’s good.

HOWARD: This is not good for any of us that care about the true building. Right like…

KNUT: Right.

HOWARD: …like it’s boring, the Plumbing’s boring, but that’s what I chose to to do first, is to spend time with Sami’s of the world and understand. I didn’t get into the Bitcoin mining, but I totally believe in this compute infrastructure side…

KNUT: Oh yeah.

HOWARD: …as I’m building a company that will need this. But but more importantly, I took the time to to really sit down and then go backwards…

KNUT: Yeah.

HOWARD: …to to look at like what people need to understand. This is a huge opportunity. Now you can get into, this is a great chance to put a couple hundred bucks into a Metamask wallet and start from scratch.

You’re starting like five years wiped out…

KNUT: Right.

HOWARD: …so no excuses anymore if this is an opportunity for Crypto. And, um I’m a Believer um learned some valuable lessons again about media and my role in it, and um just grateful I didn’t do more damage to myself. Because it’s fire. Like, if you don’t understand it, it’s fire, like seeing your money evaporate, no different than you’re coming home to a flood in your house, just seeing equity just disappear. Uh it is just one, it’s been one of the creepiest things to watch. And there were some people warning, so kudos to them but that’s just not enough. Just ‘I told you so’ is not gonna do it. Uh, it’s good for the people that avoided fire, but fire is still burning. And I think this is an opportunity for for really smart people to dig in and understand the basics of this.

So anyways, thanks Sami, thanks Knut for doing this, you are listening to Panic With Friends. I hate it when there’s panic, but I’m sensing opportunity. You can tune in every Thursday, go to Spotify, Apple, Google, wherever, search my name Howard Lindzon, search Panic with friends or Newt N-O-O-O Double T, Newt, and you will well Newt no one will find anything. Uh you can you will subscribe, just hit the Subscribe button you will hear us once a week you won’t have to do any more work. Have a great week everybody.

[Music]

DISCLAIMER: Howard Lindzon is the founder and general partner at Social Leverage. All opinions expressed by Howard and podcast guests are solely their own opinions and do not reflect the opinion of Social Leverage or Stocktwits. This podcast is for informational purposes only and should not be relied upon for decisions. Guests may maintain positions and securities discussed in this podcast.

Forward-Looking Statements

This communication (the “Communication”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics (including Revenue, EBITDA, EBITDA Margin and Capex), projections of industry supply and demand, pricing and market opportunity, the satisfaction of closing conditions to the Business Combination and any related transactions, the level of redemptions by the Social Leverage Acquisition Corp I’s (“SLAC” or the “Company”) public stockholders and the timing of the completion of the proposed business combination (the “Business Combination”) between SLAC and W3BCLOUD Holdings Inc. (“W3BCLOUD”), including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this Communication and on the current expectations of the Company’s and W3BCLOUD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and W3BCLOUD.

These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of the Company are not obtained; (iii) the ability to maintain the listing of the combined Company’s securities on the stock exchange; (iv) the risk that the Business Combination disrupts current plans and operations of the Company or W3BCLOUD as a result of the announcement and consummation of the transaction described herein; (v) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (vi) the failure to realize the anticipated benefits of the Business Combination; (vii) risks relating to the uncertainty of the projected financial information with respect to W3BCLOUD and costs related to the Business Combination; (viii) risks related to the rollout of W3BCLOUD’s business strategy and the timing of expected business milestones; (ix) the effects of competition on W3BCLOUD’s future business and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xi) risks related to domestic and international political and macroeconomic uncertainty; (xii) the outcome of any legal proceedings that may be instituted against the Company, W3BCLOUD or any of their respective directors or officers, following the announcement of the Business Combination; (xiii) the amount of redemption requests made by the Company’s public stockholders; (xiv) the ability of the Company or the combined company to issue equity, if any, in connection with the Business Combination or to otherwise obtain financing in the future; (xv) the impact of the global COVID-19 pandemic and governmental responses on any of the foregoing risks; (xvi) risks related to digital assets technology, industry and regulations; (xvii) changes in laws and regulations; and (xviii) those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, in each case, under the heading “Risk Factors,” and other documents of the Company to be filed with the Securities and Exchange Commission (the “SEC”). The Company and W3BCLOUD caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. If any of these risks materialize or the Company’s or the W3BCLOUD’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Company nor W3BCLOUD presently know or that the Company and W3BCLOUD currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and W3BCLOUD’s expectations, plans or forecasts of future events and views as of the date of this communication. The Company and W3BCLOUD anticipate that subsequent events and developments will cause the Company’s and W3BCLOUD’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company and W3BCLOUD specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s or W3BCLOUD’s assessments as of any date subsequent to the date of this communication. Neither the Company nor W3BCLOUD gives any assurance that W3BCLOUD or the Company will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information about the Business Combination and Where to Find It

In connection with the Business Combination, the Company has filed with the SEC a preliminary proxy statement, which will be mailed (if and when available) to all Company stockholders once definitive (the “Proxy Statement”), and certain other related documents, which will be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination as well as other matters as may be described in the Proxy Statement. This communication is not intended to be, and is not, a substitute for the preliminary proxy statement or any other document that the Company has filed or may file with the SEC in connection with the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the Proxy Statement, as well as other documents filed with the SEC in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination. Copies of the definitive proxy statement and all other relevant materials for the Business Combination filed or that will be filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained free by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

Participants in the Solicitation

SLAC, W3BCLOUD and certain of their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from SLAC’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of SLAC’s directors and executive officers in SLAC’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. A list of the names, affiliations and interests of SLAC’s directors and executive officers in SLAC will be contained in a proxy statement relating to the proposed transaction that will be filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from SLAC’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of SLAC’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

No Offer or Solicitation

This Communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.